Exhibit 99.1

Contact:
Timothy Cunningham
eLoyalty Corporation
(847) 582 7015
ir@eloyalty.com

eLoyalty Reports Strong Results for Second Quarter 2004
Company realizes $1.4 million of adjusted earnings, adds 11 new customers, increases Services revenue 24% on a sequential basis, and forecasts sequential increase in Services revenue for the third quarter

Lake Forest, IL, August 9, 2004 – eLoyalty Corporation, a leading enterprise CRM services and solutions company (NASDAQ: ELOY), today posted second quarter financial results for the period ended June 26, 2004.

For the second quarter 2004, eLoyalty reported total revenue of $18.2 million. In addition, the company announced a net loss of $0.4 million, which is favorable by $1.9 million and $2.6 million when compared to the first quarter of 2004 and second quarter of 2003, respectively. The net loss available to common shareholders was $0.13 a share, which is a significant improvement compared to the net losses available to common shareholders for the first quarter of 2004 and second quarter of 2003 of $0.45 and $0.61, respectively.

eLoyalty’s second quarter 2004 highlights include:

Revenue and Clients

Second quarter 2004 Services revenue (revenues from Consulting services and Managed services, before Software and Reimbursed expenses) increased by 24% over the first quarter 2004, driven by a strong sequential increase in Consulting services revenue. Total revenue and Services revenue in the second quarter of 2004 increased by 11% and 7%, respectively, compared to the second quarter of 2003. The following is a summary of revenues by major component:

	Three Months Ended		Six Months Ended
(000’s)	06/26/2004	06/28/2003	06/26/2004	06/28/2003
Revenue:
Consulting services	$13,770	$13,479	$24,245	$27,277
Managed services	2,612	1,786	5,312	3,736

Services revenue	16,382	15,265	29,557	31,013
Software	420	80	846	1,060
Reimbursed expenses	1,374	1,063	2,197	2,062

Total revenue	$18,176	$16,408	$32,600	$34,135

Other second quarter 2004 revenue and client highlights include:

•	Growing Services revenue for the third straight quarter on a sequential basis,

•	Adding 11 new customers, bringing eLoyalty’s total customer count to 65 in the second quarter,

•	Improving utilization to 82%, an eighteen-percentage point increase over the first quarter of 2004,

•	Increasing billable consultants and other delivery personnel by twenty five (12% sequential increase) in the second quarter to meet growing client requirements, and

•	Increasing total unearned revenue (primarily comprised of advance payments by customers) on the balance sheet by $0.5 million to $5.0 million in the second quarter 2004.

Service Lines and Strategic Initiatives

Internet Protocol Contact Center (IPCC) and Managed services second quarter 2004 highlights are as follows:

•	Signing six new Managed services engagements, and

•	Being selected for three new IPCC implementation engagements at the end of the second quarter.

Behavioral Analytics second quarter 2004 highlights are as follows:

•	Being selected for three new projects in the second quarter, and

•	Strengthening the pipeline for new and add-on engagements.

Expenses and Balance Sheet

•	Reducing second quarter SG&A expense by $1.7 million, a 27% reduction when compared to the second quarter of 2003,

•	Recognizing a $0.5 million credit in SG&A expense for the final determination of a previously reserved receivable,

•	Accruing a $0.2 million non-VP employee bonus accrual,

•	Reducing days sales outstanding (DSO) by five days in the second quarter to 51 days (26 days when incorporating customer prepayments into the calculation), and

•	Maintaining a strong balance sheet, which includes total cash balances (total cash, net of debt) of approximately $34.1 million, which does not give effect to the $5.4 million expended in July 2004 to fund the Interelate acquisition.

Adjusted Earnings Measure1

On a non-GAAP basis, for the second quarter 2004 eLoyalty realized an “Adjusted Earnings” measure income of $1.4 million, which is a $2.3 million improvement compared to the first quarter of 2004, and a $2.5 million improvement compared to the second quarter of 2003. These improvements are primarily driven by higher gross profit margins, principally driven by higher utilization of billable personnel, as well as lower selling, general and administrative expense. The following table presents the calculation of the Adjusted Earnings measure for the periods presented below, including a reconciliation to GAAP results for those periods. See Footnote 1, below, for an explanation of the Adjusted Earnings measure presented in this press release.

Definition and Calculation of Adjusted Earnings Measure

	Three Months Ended		Six Months Ended
(000’s)	06/26/2004	06/28/2003	06/26/2004	06/28/2003
GAAP – Operating Loss	$(488)	$(3,046)	$(2,832)	$(8,005)
Add back (reduce) the effect of:
Noncash compensation	733	720	1,263	1,499
Severance and related costs	41	(149)	(193)	1,111
Depreciation and amortization expense	1,105	1,341	2,261	2,693

Adjusted Earnings Measure – Income (Loss)	$1,391	$(1,134)	$499	$(2,702)

Current Business Outlook

The company is cautiously optimistic that in the third quarter, the trends that have emerged over the last several quarters, as well as the third quarter 2004 acquisition of Interelate by eLoyalty, will lead to continued, gradual improvement in eLoyalty’s business results. The company’s planning assumptions for the third quarter include:

•	Increasing demand for the company’s principal service lines, such as IPCC and Marketing Solutions and Analytics related engagements,

•	Completing the integration of Interelate into the organization as eLoyalty Marketing Managed Services,

•	Increasing Managed services revenue, principally due to the July 2004 acquisition of Interelate,

•	Continuing pricing and gross margin pressure,

•	Operating at higher than historical utilization rates in order to offset some of the impact of the adverse pricing pressure, and

1 eLoyalty presents the above reconciliation of GAAP (generally accepted accounting principles) results to non-GAAP “Adjusted Earnings” results because management believes the Adjusted Earnings measure allows investors a better understanding of the results of eLoyalty’s operational activities by focusing on cash earnings performance, exclusive of the financial impact of decisions made with the intention of improving the company’s operating performance through expense reduction activities. Further, management believes that it is useful to analyze the company’s performance excluding the impact of severance and related costs, since the amount of these costs varies significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. However, adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments may be recorded in future periods. The Adjusted Earnings measure also reflects the company’s resources available to invest in the business, strengthen the balance sheet and fund any future cost reduction initiatives. Using only the non-GAAP earnings measure to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measures reflected above to understand and analyze the results of its business. The Adjusted Earnings measure should be considered in addition to, not as a substitute or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

•	Investing in strengthening the business development and service line support organizations to position the company to take advantage of the opportunities available in the marketplace.

Given these factors, eLoyalty’s presently anticipated outlook for the third quarter of 2004 is as follows:

•	Achieving Services revenue (revenues from Consulting services and Managed services, before Software and Reimbursed expenses), inclusive of the post-acquisition effects of Interelate, in the range of $16.5 million to $18.0 million, and

•	Adding 20 to 23 new clients (inclusive of new clients resulting from the acquisition of Interelate).

Conference Call Information

eLoyalty management will host a conference call at 8:30 a.m. eastern time on Tuesday, August 10, 2004. A webcast of the conference call will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. It is recommended that participants using the Web access the site at least fifteen minutes before the webcast begins, in order to download and install any necessary audio software. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning two hours after the call is completed until August 17, 2004 by dialing (888) 509-0081 or, for international callers, (416) 695-5275. There is no passcode for the replay.

About eLoyalty

eLoyalty is a leading management consulting, systems integration, and managed services company focused on optimizing customer interactions. With professionals in offices throughout North America and Europe, eLoyalty’s broad range of enterprise Customer Relationship Management (CRM) related services and solutions include creating customer strategies; defining technical architectures; selecting, implementing and integrating best-of-breed CRM software applications; and providing ongoing support for multivendor systems. The combination of eLoyalty’s methodologies and technical expertise enables eLoyalty to deliver the tangible economic benefits of customer loyalty for its Global 2000 and government clients. For more information about eLoyalty, visit www.eloyalty.com or call 877-2ELOYAL.

ASSUMPTIONS UNDERLYING FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This news release contains forward-looking statements, including references to plans, strategies, objectives and anticipated future performance and other statements not strictly historical in nature, which are based on current management expectations, forecasts and assumptions. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors that might cause such a difference include, among others: the ability to attract new clients and continuation of existing and new business from existing clients; reliance on major clients and suppliers, increasing client concentration and maintenance of good relations with key business partners; risks involving the variability and predictability of the number, size, scope, cost and duration of, and revenues from, client engagements, including unanticipated deferrals or cancellations of engagements due to changes in customers’ requirements or preferences for the company’s services (because the company’s business is relationship based, substantially all of the company’s customers retain the right to defer or cancel the company’s engagement, regardless of whether there is a written contract); management of other risks associated with increasingly complex client projects and new services offerings, including risks involving collection of billed amounts, shifts from time and materials to alternative or value-based pricing and variable employee utilization rates, project personnel costs and project requirements; maintenance of the company’s reputation and financial strength to remain competitive; the company’s ability to execute its strategy of reducing costs, achieving benefits from cost reduction activities and maintaining a lower cost structure; management of growth and expansion of business with new services offerings and into new markets; continued access to capital resources to meet eLoyalty’s operating and financial needs; implementation of appropriate infrastructure in a timely and cost-effective manner; the ability to attract and retain highly skilled employees in a competitive information technology labor market; demand for CRM services and software generally and continuing intense competition in the information technology services industry generally and particularly in the provision of CRM services and software; the rapid pace of technological innovation in the information technology services industry and the ongoing challenge of creating innovative solutions that meet client expectations; risks associated with eLoyalty’s global operations; future legislative, regulatory or legal actions affecting the information technology services industry or the protection of eLoyalty’s intellectual property rights; the uncertain extent of the current economic recovery and its impact on eLoyalty’s financial results; eLoyalty’s ability to integrate acquired operations into its business in the manner anticipated; and other general business, capital market and economic conditions and volatility. For further information about these and other risks, see eLoyalty’s recent SEC filings, including, without limitation, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as those identified under “Risk Factors” in the Registration Statement on Form S-3 filed on September 24, 2002.

eLoyalty Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the		For the
	Three Months Ended		Six Months Ended
	June		June
	2004	2003	2004	2003
Revenue	$18,176	$16,408	$32,600	$34,135
Operating Expenses:
Cost of services	12,915	11,927	24,008	25,289
Selling, general and administrative expenses	4,603	6,335	9,356	13,047
Severance and related costs	41	(149)	(193)	1,111
Depreciation and amortization expense	1,105	1,341	2,261	2,693

Total operating expenses	18,664	19,454	35,432	42,140

Operating loss	(488)	(3,046)	(2,832)	(8,005)
Interest income (expense) and other, net	56	78	99	158

Loss before income taxes	(432)	(2,968)	(2,733)	(7,847)
Income tax provision	—	85	—	85

Net loss	(432)	(3,053)	(2,733)	(7,932)
Dividends related to Series B preferred stock	(354)	(373)	(741)	(771)

Net loss available to common stockholders	$(786)	$(3,426)	$(3,474)	$(8,703)

Basic net loss per common share	$(0.13)	$(0.61)	$(0.58)	$(1.56)

Diluted net loss per common share	$(0.13)	$(0.61)	$(0.58)	$(1.56)

Shares used to calculate basic net loss per share	5,993	5,619	5,960	5,570

Shares used to calculate diluted net loss per share	5,993	5,619	5,960	5,570

Noncash compensation included in individual line items above:
Cost of services	$308	$198	$456	$410
Selling, general and administrative expenses	425	522	807	1,089

Total noncash compensation	$733	$720	$1,263	$1,499

eLoyalty Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share and per share data)

	June 26,	December 27,
	2004	2003
ASSETS:
Current Assets:
Cash and cash equivalents	$33,500	$36,953
Restricted cash	586	899
Receivables (net of allowances of $404 and $1,493)	10,350	7,631
Prepaid expenses	2,853	1,430
Other current assets	702	402

Total current assets	47,991	47,315
Equipment and leasehold improvements, net	7,320	9,388
Goodwill	1,671	1,671
Long-term receivables and other	2,241	1,431

Total assets	$59,223	$59,805

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$1,750	$2,852
Accrued compensation and related costs	4,261	4,580
Unearned revenue	3,965	1,226
Other current liabilities	4,833	4,788

Total current liabilities	14,809	13,446
Long-term unearned revenue	1,071	—
Other long-term liabilities	859	1,144

Total liabilities	16,739	14,590

Commitments and contingencies
Redeemable Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 4,152,160 and 4,156,221 shares issued and outstanding with a liquidation preference of $21,901 and $21,922 at June 26, 2004 and December 27, 2003, respectively	21,176	21,197
Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 7,181,506 and 6,919,599 shares issued and outstanding, respectively	72	69
Additional paid-in capital	150,231	149,140
Accumulated deficit	(117,898)	(115,165)
Accumulated other comprehensive loss	(3,957)	(3,832)
Unearned compensation	(7,140)	(6,194)

Total stockholders’ equity	21,308	24,018

Total liabilities and stockholders’ equity	$59,223	$59,805

eLoyalty Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Six Months
	Ended June
	2004	2003
Cash Flows from Operating Activities:
Net loss	$(2,733)	$(7,932)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and noncash compensation	3,524	4,192
Changes in assets and liabilities:
Receivables	(2,755)	(894)
Prepaids and other current assets	(1,545)	(1,744)
Accounts payable	(1,219)	38
Accrued compensation and related costs	(663)	(1,740)
Unearned revenue	3,810	587
Other liabilities	(190)	(1,599)
Long-term receivables and other	(889)	31

Net cash used in operating activities	(2,660)	(9,061)

Cash Flows from Investing Activities:
Capital expenditures and other	(246)	(923)

Net cash used in investing activities	(246)	(923)

Cash Flows from Financing Activities:
Proceeds from revolving credit agreement	—	17,200
Repayments on revolving credit agreement	—	(17,200)
Decrease (increase) in restricted cash	313	(597)
Payment of Series B dividends	(742)	(779)

Net cash used in financing activities	(429)	(1,376)

Effect of exchange rate changes on cash and cash equivalents	(118)	104

Decrease in cash and cash equivalents	(3,453)	(11,256)
Cash and cash equivalents, beginning of period	36,953	48,879

Cash and cash equivalents, end of period	$33,500	$37,623

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$—	$(61)
Cash (paid) refunded for income taxes, net	$(35)	$24